AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                                     BETWEEN
                            KV PHARMACEUTICAL COMPANY
                              AND MARC S. HERMELIN


         This Amendment to the Employment Agreement dated December 16, 1996 (the "Employment Agreement") by and between KV Pharmaceutical Company ("Employer") and Marc S. Hermelin ("Employee") is hereby entered into as of the 30th day of October, 1998.

         Whereas, the Employment Agreement contemplated certain death benefits in the event the Employee's employment is terminated by Employer involuntarily, or if the Employee's employment is terminated; voluntarily by virtue of retirement, pre-retirement or succession, and;

         Whereas, Employer has deemed it desirable to also contemplate and protect such said death benefits for the Employee during his continued service to Employer for the remaining term of this Agreement; and

         Whereas,   Employer   desires  to  assure   itself  of  the   continued
availability of the services of the Employee; and

         Whereas, it is deemed desirable to provide assurances to Employee with respect to death benefits that shall be provided to the Employee and his estate in the event his employment should be terminated with Employer by reason of death.

         Now therefore, Employer hereby agrees with Employee that:

         1. Section 4 of the Employment Agreement is hereby amended by adding the following paragraph at the end thereof to henceforth be read as paragraph
(j):

         (j) In the event the Employee's employment with Employer is terminated as a result of the Employee's death, and the Employee has not elected pre-retirement, retirement or succession, as contemplated under paragraphs 6, 7 and 13 respectively then Employer shall pay Employee's designated beneficiary or beneficiaries the sum of 60% of the Employee's then Final Average Compensation for a period of ten (10) years in equal monthly installments. Such payments shall be made in lieu of any death benefits that otherwise would have been payable to the Employee's designated beneficiary or beneficiaries under paragraphs 6, 7 and 13 herein, but in no way can be construed so as to prevent or preclude the payment of life insurance benefits to the Employee's designated beneficiary or beneficiaries as defined in paragraph 5(a). Notwithstanding the foregoing, at such time as the Employee elects pre-retirement, retirement or succession, as defined in paragraphs 6, 7 and 13 respectively, the Employee's death benefits as defined herein paragraph 4(j) shall lapse.

         2. Except as amended hereby, the Employment Agreement shall remain in full force and effect.


         IN WITNESS WHEREOF, Employer and Employee have agreed to amend the Employment Agreement, as hereinabove provided, as of the date set forth above.




                                                KV PHARMACEUTICAL COMPANY



                                                By:
                                                    ---------------------------
                                                    Marc S. Hermelin
                                                    Title: